                          STACEY'S BUFFET, INC.

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              JUNE 21, 1995


     The annual meeting of stockholders of Stacey's Buffet, Inc., a Florida corporation (the "Company"), will be held at 2:00 p.m. local time on June 21, 1996 at The Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida, for the purposes of considering and voting upon:

     (1)  The election of the Board of Directors;

     (2) The appointment of KPMG Peat Marwick as independent auditors for the Company;

     (3) The approval of an amendment to the Company's Articles of Incorporation (the "Charter Amendment") to effect a one-for-five reverse stock-split of the outstanding shares of Common Stock, $.01 per share of the Company (the "Common Stock"); and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 23, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

     A copy of the Annual Report for the fiscal year ended January 3, 1996, is enclosed for your information and review.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

                                  By Order of the Board of Directors,



                                  Maureen A. Jack, Secretary


Largo, Florida
May 25, 1996

                          STACEY'S BUFFET, INC.
                     801 West Bay Drive, Suite 704
                         Largo, Florida  24640

                   ---------------------------------

                           PROXY STATEMENT

                   ---------------------------------


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stacey's Buffet, Inc. (the "Company"), for use at the forthcoming 1996 Annual Meeting of Stockholders to be held on June 21, 1996 at 2:00 p.m. at The Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida 33602, and at any adjournment of that meeting (the "Meeting"). Shares represented by fully executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting.

     All proxies will be voted in accordance with a stockholder's instructions. If no choice is specified on a proxy, it will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by the stockholder at any time before it is exercised by filing a later dated proxy or a written notice of revocation with Maureen Jack, Secretary of the Company, or by voting in person at the Meeting.

     The proposals set forth in this Proxy Statement will require the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company. The presence, in person or by a properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Meeting. With respect to each proposal, (i) abstentions will be treated as shares represented at the Meeting and therefore will be the equivalent of a negative vote, and (ii) broker non-votes will not be considered as shares represented at the Meeting.

     The Board of Directors does not know of any matters other than those set forth herein to be considered and acted upon at the Meeting. If any other matters are presented properly to the Meeting for action, it is expected that the persons named in the proxy will vote on such matters in accordance with their best judgment.

     The Company's Annual Report for the year ended January 3, 1996, is being mailed to stockholders at the same time as this Proxy Statement. The date of mailing of this Proxy Statement is expected to be on or about May 25, 1996.

     The close of business on April 23, 1996, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding 12,466,089 shares of $.01 par value Common Stock, entitled to one vote each.

     The Board of Directors hopes that stockholders will attend the Meeting. Whether or not you plan to attend you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope in order to assure that the Meeting will have a quorum. Your prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their stock personally even though they may previously have submitted proxies.

     The executive office of the Company is located at 801 West Bay Drive, Suite 704, Largo, Florida 34640, and its telephone number is (813) 581-4492.


MATTERS FOR SUBMISSION TO STOCKHOLDERS:

                 1.  ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     At the Meeting, five (5) directors are to be elected, each to serve until the next annual meeting of stockholders or as otherwise provided in the Bylaws of the Company. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy for the election of the nominees listed below. Should any nominee become unable to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by management. Management has no reason to believe the nominees named will be unable to serve if elected.

     The nominees, together with certain information regarding them, are as follows:

GARRETT B. HUNTER, 59

     Mr. Hunter has served the Company as a director since August, 1995. For the past seven years, Mr. Hunter has been President and Chief Executive Officer of the Business Development Company of Rhode Island, an organization formed to provide mezzanine level financing to businesses located in the State of Rhode Island. Prior to 1989, Mr. Hunter spent twelve years as a Senior Vice President and Manager of Corporate Banking for the Rhode Island Hospital Trust National Bank.

PETER J. HURLEY, 39

     Mr. Hurley has served the Company as a director since March, 1996. In 1986, Mr. Hurley co-founded and is the chief executive officer of Harrison Hurley & Company, a business consulting and merchant banking firm serving over two hundred and fifty U.S. and international business clients. Mr. Hurley is also a director of Semiconductor Packaging Materials Co., Inc., an American Stock Exchange-listed company.

STEPHEN J. MARRIER, 39

     In February, 1995, Mr. Marrier was named acting chief executive officer and vice-chairman of the Board of Directors of the Company. On July 13, 1995, Mr. Marrier became Chairman of the Board of Directors of the Company, replacing Homer Duff. Mr. Marrier previously served the Company as a director from December, 1992 through November, 1994. For the past seven years, Mr. Marrier has been president of The Marrier Group, Inc., a private investment and consulting firm. Prior to 1989, Mr. Marrier was regional vice president for Laidlaw Transit, Inc. and was responsible for the daily operation of over 2,000 school buses. In addition, Mr. Marrier was previously executive vice president and minority shareholder of a large pupil transportation concern based in New England.

JOHN F. ROBENALT, 43

     Mr. Robenalt has served the Company as a director since May, 1995. Mr. Robenalt is an attorney with offices in Osprey, Florida, and Lima, Ohio, who maintains active board membership with several long-term health care providers, including Mariner Health Group, Inc. (a publicly-held, NASDAQ-listed company), and Florida Convalescent Centers, Inc. (a privately-held corporation with 16 nursing homes throughout the State of Florida). Mr. Robenalt is also a board member of Office World, Inc. and Vantage Real Property Holding Corporation, and previously served as vice president and general counsel for a Toledo, Ohio-based Health Care REIT (a NYSE-listed health care real estate investment trust). Mr. Robenalt is the principal and president of Century Health Care Investors, Inc., an affiliated group of seven long-term health care investment corporations doing business in four states.

SCOTT W. RYAN, 49

     Mr. Ryan has served the Company as director since November, 1994. For the past nine years, Mr. Ryan has been president of S.W. Ryan & Company, Inc., a registered broker/dealer. In addition, Mr. Ryan also serves as president of HMR Capital Management, a registered investment advisory firm. Mr. Ryan is on the District Committee for the 9th District of the National Association of Securities Dealers.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has the following standing committees:
Executive Committee, Audit Committee and Compensation Committee. The functions of a nominating committee are performed by the Board of Directors as a whole.

     The Executive Committee has the general power to act on behalf of the Board. The members of the Executive Committee are Mr. Marrier, Mr. Hunter and Mr. Ryan.

     The Audit Committee is responsible for the review of the accounting principles and audit practices of the Company. The members of the Audit Committee are Mr. Hurley, Mr. Robenalt and Mr. Ryan.

     The Compensation Committee reviews recommendations for the compensation of management and personnel of the Company. The members of the Compensation Committee are Mr. Hunter, Mr. Robenalt and Mr. Ryan.

     There were nine meetings of the Board of Directors during the fiscal year ending December 28, 1995. Each director attended at least 75% of the total number of board and committee meetings held while he served as a director or member of the committee. The only meetings of a committee of the Company separate from the meetings of the Board of Directors were the meetings of the Compensation Committee on April 12, 1995 and May 25, 1995.


                 2.  ELECTION OF AUDITORS

     Upon the approval of a majority of the stockholders, the Board of Directors proposes to adopt a resolution appointing KPMG Peat Marwick as auditors of the Company for the ensuing year. KPMG Peat Marwick has audited the Company's financial statements since 1986. Representatives of KPMG Peat Marwick are expected to be present at the annual meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS SELECTION.


                 3.  APPROVAL OF CHARTER AMENDMENT

GENERAL

     At the Meeting, the stockholders will be asked to approve the Charter Amendment to effect a one-for-five reverse stock-split of the Common Stock. A reverse stock-split is the term given to the consolidation of two or more shares of stock into a single share, with or without a change in the par value thereof. For example, a reverse stock-split declared on a one-for-five basis would involve the consolidation of every five shares outstanding into one share, thereby reducing the total number of shares outstanding by eighty percent (80%).

REASONS FOR THE CHARTER AMENDMENT

     In accordance with rules issued by the National Association of Securities Dealers (the "NASD"), the Company's Common Stock may be delisted from quotation on the NASDAQ National Market System (the "NMS") if the closing bid price for the Common Stock remains below $1.00 per share for ten consecutive trading days. As of May 14, 1996, the closing price for the Common Stock was $.6875, and the Company has been informed by the NASD that unless it adopts a definitive plan to achieve compliance with the listing requirements of the NMS, it will be delisted from the NMS and listed on the NASDAQ SmallCap Market quotation system. In order to avoid such delisting, management believes it is in the best interests of the Company to effect a reverse stock-split. While there can be no assurance that the price of the Company's Common Stock after such a reverse split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, management believes that the proposed reverse stock-split should result in an increase in the per share price of the Company's Common stock sufficient to achieve the listing requirements of the NMS.

     In addition, management believes that the current per share price of the Company's Common Stock has reduced the effective marketability of its shares due to the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Accordingly, management believes that an increased stock price of the Company's Common Stock would improve the Company's reception among market analysts, brokers, dealers and other securities professionals which could increase the market information available to investors and potential investors in the Common Stock.

PRINCIPAL EFFECTS OF REVERSE STOCK-SPLIT

     The reverse split would be on the basis of one new share of Common Stock for five outstanding shares of Common Stock, with all fractional shares to be retired by the Company by paying cash for each fraction of a new share of Common Stock. The proposed reverse split would not affect the proportionate equity interest in the Company of any holder of Common Stock, except as may result from the provisions for the elimination of fractional shares as described below.

     All shares of Common Stock held by persons owning fewer than five shares will be converted into the right to receive cash for each fraction of a new share of Common Stock and such persons will possess no equity interest in the Company. The amount of cash to be paid will be determined on the basis of the average closing price of the Common Stock on the NASDAQ National Market System for the ten trading days immediately preceding the approval by the stockholders of the reverse split. Following the reverse spit, there will be approximately 2,493,217 shares of Common Stock outstanding.

     Florida law does not provide appraisal rights for stockholders in the reverse stock-split. The Company believes that the terms of the reverse split are fair and equitable and that the amount to be paid for fractional shares in connection with the reverse split represents fair value for the fractional shares. The reverse split has been approved by the Board of Directors.

     In order to effect the foregoing, the Board of Directors on May 6, 1996, approved the following proposed amendment and directed that it be submitted to the stockholders at the Meeting:

   "VOTED: That the presently issued and outstanding Common Stock, of the Company be reverse-split on a one-for-five basis so that each holder of such Common Stock will receive one share for each five shares of such Common Stock now held by such shareholder; and that in connection with said stock-split no changes shall be made in the capital or surplus accounts of the Company; that in connection with such reverse-split, fractional shares shall not be issued, but an equivalent payment shall be made in cash as determined by the Board of Directors; and that the Board of Directors and Chief Executive Officer be and hereby are authorized to take any and all actions deemed necessary to effect the foregoing."

     The foregoing amendment requires the favorable vote of a majority of the shares of Common Stock represented at the Meeting. If the proposal is not approved, the above-described reverse stock-split will not be consummated. THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                 4.  OTHER MATTERS

     The Company has no knowledge of matters other than those set forth herein which will be presented at the Meeting. The persons named in the accompanying form of proxy will use their own discretion in voting with respect to matters which are not determined or known at the date hereof.

     The Company will provide to any stockholder, on the written request of any such person, a copy of the Company's annual report on Form 10-K, including financial statements and the schedules thereto for its fiscal year ending January 3, 1996, as filed with the Securities and Exchange Commission. No charge will be made for copies of such annual report, however, a reasonable charge for the exhibits will be made.

ADDITIONAL INFORMATION:

1.  STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 29, 1996, information as to (i) the Common Stock beneficially owned by all directors, nominees and named executive officers, and (ii) the Common Stock beneficially owned by any person who is known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock.


NAME AND ADDRESS OF           AMOUNT AND NATURE
BENEFICIAL OWNER (1)         BENEFICIAL OWNERSHIP (2)     PERCENT
- --------------------         ------------------------     -------
Stephen J. Marrier                349,885 (3)              2.7
Amos Money (4)                    340,500 (3)              2.6
Homer Duff (5)                    100,000 (3)               *
Scott W. Ryan                      30,000 (3)               *
John F. Robenalt                    2,500 (3)               *
Garrett B. Hunter                       0                   *
Peter J. Hurley                         0                   *
Daniel J. Sullivan                      0                   *

All directors and executive
officers as a group
(7 persons)                     2,722,885 (3)(6)          21.0

- ---------------------------------
*    Less than one percent.

     (1) With the exception of Mr. Duff, the mailing address of each beneficial owner is 801 West Bay Drive, Suite 704, Largo, Florida 34640. Mr. Duff's mailing address is c/o HD Restaurants, 1451-A
        North Missouri Avenue, Largo, FL 34640.
     (2) Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
     (3) Includes shares subject to warrants and stock options exercisable within sixty (60) days as of April 29, 1996.
     (4)  Includes 130,000 shares and options held by his wife.
     (5) Does not include 2,000,000 shares over which the Board of Directors of the Company has voting rights as described in footnote 6, below.
     (6) In connection with a spin-off transaction, the Board of Directors of the Company obtained (i) the right to vote 2,000,000 of the shares owned by Homer Duff pursuant to a proxy, which proxy shall be in effect until at least February 11, 1999, and (ii) an option to purchase such shares commencing December 13, 1998.

2.  COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders"), to file reports of ownership with the Securities and Exchange Commission. Insiders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of copies of those reports furnished to the Company, the Company believes that during its most recent fiscal year, all Section 16(a) filing requirements applicable to its Insiders were complied with, with the exception of Mr. Marrier, who has not made the requisite filing with respect to 200,000 options issued to him on March 1, 1995.


3.  COMPENSATION OF THE DIRECTORS AND NAMED EXECUTIVE OFFICERS

     In February, 1995, Stephen J. Marrier was named acting chief executive officer of the Company. In July of 1995 Mr. Marrier became Chairman of the Board of Directors. From December, 1993 through February, 1995, Homer Duff served as chief executive officer of the Company. Amos Money has been the president and chief operating officer of the Company since December, 1993 and served as a director of the Company from December, 1993 to May, 1995. Sonja Money served as the executive vice president and secretary of the Company from December, 1993 through December, 1995 and served as a director of the Company from December, 1993 to May, 1995. Leslie A. Spang served as a director of the Company from May, 1994 through November, 1995 and as the chief financial officer of the Company from December, 1993 through November, 1995. Mr. Spang was replaced by Daniel J. Sullivan, who became chief financial officer in November, 1995. Mr. Marrier's, Mr.Duff's, and Mr. Money's compensation is set forth in the Summary Compensation Table below. Options granted to the directors and named executive officers of the Company are set forth in the Option Grants in Last Fiscal Year table immediately following the Summary Compensation Table.

SUMMARY COMPENSATION TABLE
- --------------------------
                                                             LONG-TERM COMPENSATION
                                                             ------------------------------------------------------
                   ANNUAL COMPENSATION                       AWARDS                       PAYOUTS
                   ----------------------------------        -------------------------    -------------------------
                                               OTHER                                      LONG-          ALL
                                               ANNUAL        RESTRICT-                    TERM           OTHER
NAME AND                                       COMPEN-       ED STOCK      OPTIONS/       INCENTIVE      COMPEN-
PRINCIPAL                    SALARY     BONUS  SATION(1)     AWARDS        SARS           PAYOUTS        SATION
POSITION           YEAR      ($)        ($)    ($)           ($)           (#)            ($)            ($)
- ------------      ------     ------     -----  --------      ---------     --------       ----------     ----------
Stephen J.
Marrier, Chief
Executive
Officer and
Chairman of the
Board              1995      130,000    --     8,400         --            200,000        --             --


Homer Duff,
Chairman of the
Board of
Directors, and
Chief Executive
Officer through
2/95               1995       66,000    --     --            --            --             --             --
                   1994       70,648    --     --            --            100,000        --             --


Amos Money,
President and
Chief Operating
Officer            1995      106,330    --     6,192         --             50,000         --             --
                   1994      106,426    --     --            --            100,000         --             --

- ----------------------------------------
(1)  Includes car allowance and bonus.

OPTION GRANTS IN LAST FISCAL YEAR
- ---------------------------------
 Individual Grants

                                                                                     POTENTIAL REALIZABLE VALUE
                      NUMBER OF                                                      AT ASSUMED ANNUAL RATES OF
                      SECURITIES     PERCENT OF TOTAL                                STOCK PRICE APPRECIATION FOR
                      UNDERLYING     OPTIONS GRANTED    EXERCISE OR                  OPTION TERM
                      OPTION         TO EMPLOYEES IN    BASE PRICE    EXPIRATION     -----------------------------
NAME                  GRANTED(#)     FISCAL YEAR        ($/SH)        DATE              0%         5%         10%
- --------              -----------    -----------        -----------   ----------     --------  --------   --------
Stephen J. Marrier     200,000         48.9               .75           3/1/2005         0      73,973     206,639
Amos Money              50,000         12.2               .75          4/12/2005         0      18,493      51,659
Sonja Money             40,000          9.8               .75          4/12/2005         0      14,794      41,327
Leslie A. Spang         40,000          9.8               .75          4/12/2005         0      14,794      41,327
John F. Robenalt        10,000          2.4              1.50          5/25/2005         0           0       2,831
Scott W. Ryan           10,000          2.4              1.50          5/25/2005         0           0       2,831
Garrett B. Hunter       10,000          2.4               .625        11/13/2005       600       4,948      11,581


It is the Company's policy to award 10,000 stock options to each outside director at the time of his or her election to the Board of Directors.

4.  REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's executive compensation system for its chief executive officer and other officers is based upon the Company's goal of maximizing guest satisfaction and shareholder value while minimizing the Company's overhead costs and expenses. The compensation package applied by the Board of Directors reflects this streamlined approach and conservative philosophy. The Company relies upon the dedication and commitment of its executive officers to the Company in achieving its success. The Company ties compensation to the achievements of its goals through a combination of base salary and stock options granted upon the achievement of certain performance levels. The Company believes stock options increase the interest of key employees in the long-term growth and performance of the Company.


                         Respectfully submitted,


                         Garrett B. Hunter
                         John F. Robenalt
                         Scott W. Ryan

5.  COMPANY PERFORMANCE

     The following graph compares the Company's performance, as measured by its cumulative total return, with the Dow Jones Equity Market Index and the Dow Jones Restaurant Index for five years ended January 3, 1996:


        COMPARISION OF FIVE YEAR CUMULATIVE
        RETURN AMOUNG STACEY'S BUFFET, INC., DOW
        JONES EQUITY MARKET INDEX AND DOW JONES
        RESTAURANT INDEX


          Year      Equity     Restaurant    Stacey's
         Ending     Market       Index       Buffet
         ------     ------       -----       ------
         1/2/91     100.00       100.00      100.00
         1/1/92     133.83       143.28       53.64
        12/30/92    146.16       174.19       36.36
        12/29/93    160.97       208.01       46.36
        12/28/94    161.38       195.20       14.55
         1/3/96     224.40       278.64        8.18


6.  CERTAIN TRANSACTIONS

     In December, 1993, as a result of the acquisition of the Stacey's Buffet restaurant chain, the Company entered into a lockup agreement with Homer Duff which provides that Mr. Duff will hold a portion of the shares received by him in connection with the acquisition for a period of not less than five years.
In addition, from December 13, 1993 through December 31, 1994, the Company was a party to employment agreements with Homer Duff, Amos Money and Sonja Money. Pursuant to the terms of Mr.Duff's employment agreement, Mr. Duff received $78,000 per year and the Company issued 100,000 stock options to him at $2.00 per share. The employment agreements with Amos Money and Sonja Money provided that the Company pay them $104,000 and $46,000, respectively. The Company issued Mr. Money 100,000 stock options at $2.00 per share and Mrs. Money 60,000 stock options at $2.00 per share.

     In March, 1995, Mr. Marrier entered into a consulting agreement, option agreement and indemnity agreement with the Company, pursuant to which Mr. Marrier will receive a consulting fee of $2,500 per week and 200,000 stock options at $.75 and $1.00 per share, subject to certain conditions. Mr. Marrier previously had a consulting agreement with the Company to perform various management services from January, 1994, through June 30, 1994. Mr. Marrier received $19,900 for that six month term plus 5,800 shares of Common Stock.

     In July, 1995 the Company entered into an agreement with Homer Duff pursuant to which in exchange for (i) 2,000,000 shares of the Company's Common Stock owned by Mr. Duff, (ii) an option to purchase an additional 2,000,000 shares of the Company's Common Stock owned by Mr. Duff and (iii) an irrevocable proxy to vote such additional shares (which proxy shall be in effect until at least February 11, 1999), the Company transferred to Mr. Duff 100% of the capital stock of Duff's Restaurant's Inc., a wholly-owned subsidiary of the Company in a spin-off transaction. In addition, Mr. Duff resigned as Chairman of the Board of Directors. The closing on that transaction occurred on October 20, 1995.


     It is the policy of the Company that all transactions in excess of $10,000 with affiliates of the Company be approved by a majority of the disinterested directors of the Company and will be on terms no less favorable to the Company than such directors believe would be available from unrelated third parties or as otherwise determined by such directors to be in the best interests of the Company.

7.  STOCKHOLDER PROPOSALS

     Stockholder proposals which comply with the requirements promulgated by the Securities and Exchange Commission will be included in the Company's proxy materials for the 1997 annual meeting, provided they are received by the Company at its executive offices located at 801 West Bay Drive, Suite 704, Largo, Florida 34640, no later than December 16, 1996.

8.  EXPENSES

     The expenses of preparing, assembling, and mailing the proxies and the materials used in the solicitation of proxies will be borne by the Company. The Company intends to limit solicitation of proxies through the mails but may, in addition, request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the stock held of record by such persons.

                              By the order of the Board of Directors



                              Maureen A. Jack, Secretary

Largo, Florida
May 25, 1996

APPENDIX - PROXY FORM

                             STACEY'S BUFFET, INC.,
                          801 West Bay Drive, Suite 704
                              Largo, Florida 34640

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS JUNE 21, 1996

The undersigned stockholder of Stacey's Buffet, Inc. hereby appoints Maureen A. Jack or Daniel J. Sullivan, or either of them, with power of substitution as proxies for the undersigned to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Stacey's Buffet, Inc., to be held at 2:00 p.m. on June 21, 1996, at The Hyatt Regency Tampa, Two Tampa City Center, Tampa, Florida 33602 and at any adjournment thereof according to the number of votes and as fully as the undersigned would be entitled to vote if personally present.

1.ELECTION OF DIRECTORS
___ FOR all nominees listed below               ___ WITHHOLD AUTHORITY
   (except as marked to the contrary)               to vote for all nominees
                                                    listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW).

Garrett B. Hunter               Peter J. Hurley             Stephen J. Marrier
John F. Robenalt                Scott W. Ryan

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR THE COMPANY.
___ FOR                         ___ AGAINST                 ___ ABSTAIN

3. APPROVAL OF A CHARTER AMENDMENT TO EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT
___ FOR                         ___ AGAINST                 ___ ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH
PROPOSAL DESCRIBED.

Please sign exactly as name appears on the label below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized person.

The undersigned acknowledges receipt of the Notice of said Meeting and the Proxy Statement dated May ___, 1996 by signing this proxy.

DATED: ____________________, 1996


_________________________________________
               Signature

_________________________________________
       Signature if held jointly